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                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
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                                 LUBY'S, INC.
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                                January 9, 2001


Mr. Les Greenberg
The Committee of Concerned Luby's Shareholders
P.O. Box 6983
Tyler, Texas  75711

Mr. Greenberg:

I was offended by your most recent letter to our shareholders. You have no basis to imply to our shareholders that our annual meeting will not be fairly run. Let me set the record straight with you.

First, the transfer agent - not Luby's management - has always counted the votes. In light of the election contest, this year we have taken the additional step of engaging IVS Associates, Inc. (Independent Voting Services), the premier independent voting service, to collect and tabulate the votes.

Second, this year's annual meeting will be run substantially like all prior years. As has always been our practice, shareholders will be given an opportunity to speak. Since there is an election contest we will provide equal time for a representative of the Committee to speak in support of the nominees and proposals it supports and for the company to speak in support of its nominees and in opposition to the proposals the Committee supports.

Your letter's implication that we are not willing to listen to our shareholders is contrary to your Committee's own experience. We met with and listened to members of the Committee on a number of occasions even though they had harmed our efforts to revitalize Luby's by publicly criticizing its food and operations. In fact, we offered to meet on a regular basis so that we could have direct input from the Committee but our offer was refused.

The Board considered carefully the nominees supported by the Committee and concluded, in part because the Committee's nominees have no experience in the restaurant industry or in public company management, that Luby's shareholders would be better served by electing the experienced nominees of the Board. We are confident that when our shareholders review the nominees' abilities carefully, they will reach the same conclusion.

In the interest of all Luby's shareholders, I ask that you to refrain from any additional unfounded accusations and rhetoric.

Sincerely,

/s/ David B. Daviss
David B. Daviss
Chairman of the Board